UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2003

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23593	94-3221585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 961-7500

ITEM 2:	ACQUISITION OR DISPOSITION OF ASSETS.

On November 25, 2003, VeriSign Inc. completed the sale of its Network Solutions domain name registrar business to Pivotal Private Equity. VeriSign received approximately $100 million of consideration, consisting of $60 million in cash and a $40 million senior subordinated note that bears interest at 7% per annum for the first three years and 9% per annum thereafter and matures five years from the date of closing. The principal amount of this senior subordinated note will be reduced to the extent of Verisign’s indemnification obligations under the Purchase Agreement, if any. The principal and interest are due upon maturity. This note is subordinated to a term loan made by ABLECO Finance to the Network Solutions business in the principal amount of approximately $40 million as of the closing date. VeriSign will retain a 15% equity stake in the Network Solutions business.

The Network Solutions business provides domain name registrations, and value added services such as business e-mail, websites, hosting and other web presence services. Approximately 580 former VeriSign employees are now employed by the Network Solutions business as a result of the transaction. In connection with the sale, VeriSign assigned the lease for its facility located in Drums, Pennsylvania to the purchaser and will sublease some facilities located in Herndon, Virginia to the purchaser.

ITEM 7:	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired:

Not Applicable

(b)	Pro forma financial information:

The following unaudited pro forma consolidated financial information is being filed herewith:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2003.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2002.

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 gives effect to the sale as if it had occurred as of September 30, 2003 and removes the assets sold and liabilities assumed of the Network Solutions business of VeriSign.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003, and the year ended December 31, 2002, give effect to the sale as if it had occurred at the beginning of each period presented. The unaudited pro forma condensed consolidated statements of operations were prepared based on the unaudited condensed consolidated statements of operations for the nine months ended September 30, 2003, and the audited consolidated statements of operations of VeriSign for the year ended December 31, 2002.

The unaudited pro forma condensed consolidated financial information is based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing this pro forma information. Unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had the Network Solutions business been sold during this period. This unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial statements of VeriSign, Inc.

VERISIGN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2003

(In thousands, except share data)

	VeriSign, Inc.	Network Solutions (1)	Adjustments		Pro Forma

ASSETS

Current assets:
Cash and cash equivalents	$380,824	$—	$60,000	(2)	$440,824
Short-term investments	218,014	—	—		218,014
Accounts receivable, net	99,660	—	—		99,660
Prepaid expenses and other current assets	56,121	87,455	78,557	(3)	47,223
Deferred tax assets	6,537	—	—		6,537

Total current assets	761,156	87,455	138,557		812,258

Property and equipment, net	578,692	59,840	—		518,852
Goodwill and other intangible assets, net	820,225	194,979	—		625,246
Restricted cash	18,371	—	—		18,371
Long-term investments	23,249	—	—		23,249
Other assets, net	13,235	7,959	—		5,276
Notes receivable	—	—	40,000	(2)	40,000

Total long-term assets	1,453,772	262,778	40,000		1,230,994

Total assets	$2,214,928	$350,233	$178,557		$2,043,252

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$287,028	$—	$4,185	(5)	$291,213
Accrued restructuring costs	27,272	—	—		27,272
Deferred revenue	321,042	114,181	33,162	(4)	240,023

Total current liabilities	635,342	114,181	37,347		558,508

Long-term deferred revenue	185,532	140,444	45,395	(4)	90,483
Other long-term liabilities	13,732	—	—		13,732

Total long-term liabilities	199,264	140,444	45,395		104,215

Total liabilities	834,606	254,625	82,742		662,723

Stockholders’ equity:
Preferred stock — par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—	—		—
Common stock — par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 241,081,385 (excluding 1,690,000 shares held in treasury )	241	—	—		241
Additional paid-in capital	23,096,408	—	—		23,096,408
Unearned compensation	(3,254)	—	—		(3,254)
Accumulated deficit	(21,707,764)	—	207	(6)	(21,707,557)
Accumulated other comprehensive loss	(5,309)	—	—		(5,309)

Total stockholders’ equity	1,380,322	—	207		1,380,529

Total liabilities and stockholders’ equity	$2,214,928	$254,625	$82,949		$2,043,252

See accompanying notes to unaudited pro forma condensed consolidated financial information

VERISIGN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(In thousands, except per share data)

	VeriSign, Inc.	Network Solutions (7)	Adjustments		Pro Forma

Revenues	$803,180	$180,256	$40,508	(4)	$663,432

Costs and expenses:
Cost of revenues	345,831	105,463	40,508	(3)	280,876
Sales and marketing	153,125	33,666	—		119,459
Research and development	40,850	—	—		40,850
General and administrative	130,156	29,160	—		100,996
Restructuring and other charges	31,416	9,687	—		21,729
Amortization and write-down of other intangible assets and goodwill	309,762	59,787	—		249,975

Total costs and expenses	1,011,140	237,763	40,508		813,885

Operating loss	(207,960)	(57,507)	—		(150,453)
Other income (expense), net	(10,510)	(283)	—		(10,227)

Loss before income taxes	(218,470)	(57,790)	—		(160,680)
Income tax expense	(9,119)	(54)	—		(9,065)

Net loss	$(227,589)	$(57,844)	$—		$(169,745)

Net loss per share:
Basic and diluted	$(0.95)				$(0.71)

Shares used in per share computation:
Basic and diluted	239,167				239,167

See accompanying notes to unaudited pro forma condensed consolidated financial information

VERISIGN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(In thousands, except per share data)

	VeriSign, Inc.	Network Solutions (7)	Adjustments		Pro Forma

Revenues	$1,221,668	$311,169	$88,257	(4)	$998,756

Costs and expenses:
Cost of revenues	571,367	191,715	88,257	(3)	467,909
Sales and marketing	248,170	67,217	—		180,953
Research and development	48,353	—	—		48,353
General and administrative	172,123	51,001	—		121,122
Restructuring and other charges	88,574	27,297	—		61,277
Amortization and write-down of other intangible assets and goodwill	4,894,714	2,051,670	—		2,843,044

Total costs and expenses	6,023,301	2,388,900	88,257		3,722,658

Operating loss	(4,801,633)	(2,077,731)	—		(2,723,902)
Other income (expense), net	(149,289)	55	—		(149,344)

Loss before income taxes	(4,950,922)	(2,077,676)	—		(2,873,246)
Income tax expense	(10,375)	(71)	—		(10,304)

Net loss	$(4,961,297)	$(2,077,747)	$—		$(2,883,550)

Net loss per share:
Basic and diluted	$(20.97)				$(12.19)

Shares used in per share computation:
Basic and diluted	236,552				236,552

See accompanying notes to unaudited pro forma condensed consolidated financial information

VERISIGN, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1) Represents the removal of assets sold and liabilities assumed related to VeriSign’s sale of its Network Solutions business.

(2) Represents consideration for VeriSign’s sale of its Network Solutions domain name registrar business to Pivotal Private Equity. VeriSign received approximately $100 million of consideration, consisting of $60 million in cash and a $40 million senior subordinated note that bears interest at 7% per annum for the first three years and 9% per annum thereafter and matures five years from the date of closing. The principal amount of this senior subordinated note will be reduced to the extent of VeriSign’s indemnification obligations under the Purchase Agreement, if any. The principal and interest are due upon maturity. This note is subordinated to a term loan made by ABLECO Finance to the Network Solutions business in the principal amount of approximately $40 million as of the closing date.

(3) Represents prepaid registry fees, which were a cost of goods sold for the Network Solutions business and revenue for the VeriSign registry, which were previously eliminated in VeriSign’s consolidated financial statements.

(4) Represents VeriSign registry deferred revenue and revenue from the Network Solutions business, which was previously eliminated in VeriSign’s consolidated financial statements.

(5) Represents the accrual of transaction costs related to VeriSign’s sale of its Network Solutions business for investment banking fees and related transaction commissions.

(6) Represents the estimated gain on VeriSign’s sale of its Network Solutions business as if sold on September 30, 2003.

(7) Represents removal of results of operations of the Network Solutions business for the respective periods. Network Solutions costs were based on charges made directly to the business unit. Other general corporate charges directly attributable to Network Solutions support were allocated.

(c)	Exhibits

The following exhibit is filed herewith:

2.1	Purchase Agreement, dated as of October 14, 2003, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERISIGN, INC.

Date: December 10, 2003	By:	/s/ James M. Ulam

James M. Ulam Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed Herewith

2.1	Purchase Agreement dated as of October 14, 2003, as amended	X